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                                                                  EXHIBIT 10.2

                        CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS OF THIS AGREEMENT MARKED [*]. THE OMITTED PORTIONS OF THIS AGREEMENT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


    Amendment to Joint Development & Supply Agreement dated January 16, 1998 between
                            Topholm & Westermann ApS
                               Vaerloese, Denmark
                                       &
                            Symphonix Devices, Inc.
                              San Jose California


In accordance with Section 11 of the aforementioned agreement, the parties agree to amend the Joint Development & Supply agreement as follows:

Section 4.1.1. Pricing

The LP2 Programmer price shall be revised to US $[*] per programmer, minimum order size of [*] units.

Reason: This price increase of US $5 per unit is to cover the cost of a Symphonix-specific programmer overlay and logo sticker to be applied and provided as part of the delivered programmer unit. Symphonix shall provide the custom artwork, which shall be implemented by T&W and its subcontractors.

Section 10. Notices

Symphonix's notification address shall be:

             Symphonix Devices, Inc.
             2331 Zanker Road
             San Jose, CA  95131
             USA

Reason: Symphonix has moved its US operations as shown.


There are no other changes to the original agreement dated January 16, 1998.

Approval

Agreed to and effective this day November 20, 1998 by and between Symphonix Devices, Inc. and Topholm & Westermann ApS.

For Symphonix Devices, Inc.;      For Topholm & Westermann ApS;

 /s/ Alfred Merriweather      /s/ Jan Topholm
-------------------------    -------------------------
Alfred Merriweather, CFO     Name & Title